UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 20, 2005

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On April 20, 2005, the Board of Directors of Hibernia Corporation approved the adoption of a deferred compensation plan for key management employees, effective as of January 1, 2005. The plan provides benefits to a select group of management and highly compensated employees of Hibernia Corporation and its subsidiaries and is designed to comply with the requirements of The American Jobs Creation Act of 2004. The material terms of the plan include the ability of the participants to defer on a pre-tax basis up to 50% of base compensation and up to 100% of bonus (with such deferrals to bear interest at a fixed rate determined annually under a formula) and a Company contribution that is calculated with respect to the Company’s matching contribution under the Company’s Retirement Security Plan, a tax qualified 401(k) plan.

Item 9.01 Financial Statements and Exhibits.

    (c)        The exhibit listed below is being filed pursuant to Item 1.01 hereof as a part of this current report on Form 8-K.

Exhibit No.        Description

10.1                    Hibernia Corporation 2005 Deferred Compensation Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.        Description

10.1                    Hibernia Corporation 2005 Deferred Compensation Plan